SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 9, 2025

MAITONG SUNSHINE CULTURAL DEVELOPMENT CO., LIMITED

(Exact name of registrant as specified in its charter)

Nevada	0-56677	93-4332287
(State of other jurisdiction of incorporation or organization	(Commission File No.)	(IRS Employer Identification No.)

Room 202, Gate 6, Building 9, Yayuan, Anhui Beili

Chaoyang District, Beijing, China 100000

(Address of principal executive offices) (Zip Code)

86 (010) 6492-7946

(Registrant’s telephone number including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None	None	Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On January 9, 2025 Maitong Sunshine Cultural Development Co., Ltd. entered into a Strategic Framework Cooperation Agreement (the “Agreement”) with Hope Star Technology Holdings Group Limited, a subsidiary of Consolidated Capital of North America, Inc. (OTC Pink: CDNO) that provides travel services in China focused for women customers. The Agreement has been made for the purpose of sharing resources and cooperating in mutual development in the cultural tourism market. The parties agree to cooperate in technological research, market promotion and talent cultivation by:

●	formulate joint marketing plans with a goal of developing joint customers;

●	establish a joint customer service system to provide efficient services; and

●	develop data-sharing systems that are compliant with applicable regulations.

Item 9.01 Financial Statements and Exhibits

Exhibits

10	English translation of Strategic Framework Cooperation Agreement between Maitong Sunshine Cultural Development Co., Ltd. and Hope Star Technology Holdings Group Limited
104	Cover page interactive data file (embedded within the iXBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAITONG SUNSHINE CULTURAL DEVELOPMENT CO., LIMITED

Dated: January 10, 2025	By:	/s/ Huang Fang
Huang Fang
Chief Executive Officer

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